Exhibit 10.5.2

NON-EMPLOYEE DIRECTOR GRANT

Hansen Medical, Inc.

2006 Equity Incentive Plan

Option Agreement

(Nonstatutory Stock Option)

Pursuant to your Option Grant Notice (“Grant Notice”) and this Option Agreement, Hansen Medical, Inc. (the “Company”) has granted you a stock option under its 2006 Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your option are as follows:

1. Vesting. Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service. If there is a Change in Control, and your Continuous Service is terminated as of, or within twelve (12) months following the effective date of the Change in Control, your option shall become fully vested and exercisable upon your date of termination, provided that such termination was not a result of your voluntary resignation (other than any resignation required by the terms of the Change in Control or required by the Company or the acquiring entity pursuant to the Change in Control). [For Annual Chairman Grant only: Except for purposes of Section 6, for all purposes of this Option Agreement and the Grant Notice, “Continuous Service” will only include service as the non-employee Chairman of the Board. Upon termination of your Continuous Service (as defined in this Section 1), your option will expire immediately with respect to any unvested option shares.]

2. Number of Shares and Exercise Price. The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments.

3. Method of Payment. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check, bank draft or money order payable to the Company or in any other manner permitted by your Grant Notice, which may include one or more of the following:

(a) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

(b) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock either that you have held for the period required to avoid classification of your option as a liability for financial accounting purposes (generally six (6) months) or that you did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(c) Provided that at the time of exercise the Company has adopted FAS 123, as revised, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise of your option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from you to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided further, however, that shares of Common Stock will no longer be outstanding under your option and will not be exercisable thereafter to the extent that (1) shares are used to pay the exercise price pursuant to the “net exercise,” (2) shares are delivered to you as a result of such exercise, and (3) shares are withheld to satisfy tax withholding obligations.

4. Whole Shares. You may exercise your option only for whole shares of Common Stock.

5. Securities Law Compliance. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

6. Term. [For Annual Chairman Grant only: For purposes of this Section 6, “Continuous Service” shall have the meaning set forth in the Plan.] You may not exercise your option before the commencement or after the expiration of its term. The term of your option commences on the Date of Grant and expires upon the earliest of the following:

(a) twelve (12) months after the termination of your Continuous Service for any reason other than your death; provided, however, that if during any part of such twelve (12) month period your option is not exercisable solely because of the condition set forth in Section 5, your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;

(b) eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates;

(c) the Expiration Date indicated in your Grant Notice; or

(d) the day before the tenth (10th) anniversary of the Date of Grant.

7. Exercise.

(a) You may exercise the vested portion of your option during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

(b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (i) the exercise of your option, or (ii) the disposition of shares of Common Stock acquired upon such exercise.

(c) By exercising your option, you agree that you shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of time specified by the managing underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Securities Act, other than a Form S-8 registration statement, (the “Lock Up Period”); provided, however, that nothing contained in this section shall prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this paragraph (d) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

(d) Notwithstanding anything in this Option Agreement to the contrary, if required by the terms of a Change in Control or required by the Company or the acquiring entity pursuant to the Change in Control, (i) you shall be required to exercise (to the extent vested, which vesting may have been accelerated pursuant to Section 1) your option on or prior to the effective date of the Change in Control, and if you do not do so, your option shall terminate on the effective date of the Change in Control, and (ii) any portion of your option that is unvested as of the effective date of the Change in Control shall terminate on the effective date of the Change in Control.

8. Transferability. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option. In addition, you may transfer your option to a trust if you are considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the option is held in the trust, provided that you and the trustee enter into transfer and other agreements required by the Company.

9. Option not a Service Contract. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

10. Withholding Obligations.

(a) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

(b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount required to be withheld by law (or such lower amount as may be necessary to avoid classification of your option as a liability for financial accounting purposes). Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

(c) You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein unless such obligations are satisfied.

11. Notices. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

12. Governing Plan Document. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

Hansen Medical, Inc.

2006 Equity Incentive Plan

([Initial] [Annual Director] [Annual Chairman] Grant)

Hansen Medical, Inc. (the “Company”), pursuant to its 2006 Equity Incentive Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of shares of the Company’s Common Stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Option Agreement, the Plan, and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Optionholder:
Date of Grant:
Number of Shares Subject to Option:	[50,000][30,000][10,000]
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:

Type of Grant:	Nonstatutory Stock Option

Exercise Schedule:	Same as Vesting Schedule

Vesting Schedule:	[Initial Grant: The shares vest and become exercisable in a series of thirty-six (36) successive equal installments over the three (3)-year period following the Date of Grant.]

[Annual Director Grant: The shares vest and become exercisable in a series of twelve (12) successive equal monthly installments over the one (1)-year period following the Date of Grant.]

[Annual Chairman Grant: The shares vest and become exercisable in a series of twelve (12) successive equal monthly installments over the one (1)-year period following the Date of Grant.]

Payment:	By one or a combination of the following items (described in the Option Agreement):

☐   By cash, check, bank draft or money order payable to the Company

☐   Pursuant to a Regulation T Program if the shares are publicly traded

☐   By delivery of already-owned shares if the shares are publicly traded

☐   By net exercise

Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Option Grant Notice, the Option Agreement, and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Option Grant Notice, the Option Agreement, and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan, and (ii) the following agreements only:

Other Agreements:

Hansen Medical, Inc.		Optionholder:

By:
	Signature	Signature

Title:		Date:

Date:

Attachments: Option Agreement, 2006 Equity Incentive Plan, and Notice of Exercise

Attachment I

Option Agreement

Attachment II

2006 Equity Incentive Plan

Attachment III

Notice of Exercise